Exhibit 99.1

PRESS RELEASE

Dated:  October 20, 2005

FOR IMMEDIATE DISTRIBUTION

CONTACT: Ronald E. Baron

        Senior Vice President and Chief Financial Officer

        Voice: 434-292-8100  E-mail: ron.baron@greatbanksva.com

Citizens Bancorp of Virginia Announces

Third Quarter Earnings

(Blackstone, Virginia)

Citizens Bancorp of Virginia, Inc. (OTC BB: CZBT), the parent company of Citizens Bank and Trust Company, announced third quarter earnings of $825,706, a 17.9% increase over net income of $700,257 for the third quarter of 2004.  Earnings per share were $0.34 for the third quarter of 2005 compared to $0.29 for the same period in 2004, or a 17.2% increase.

For the nine months ended September 30, 2005, net income totaled $2,219,574, a 1.9% increase over net income of $2,177,604 for 2004.  Earnings per share for the first nine months of 2005 were $0.91, compared to $0.89 for the first nine months of 2004.

The Company’s annualized returns on average assets and average stockholders’ equity for the third quarter of 2005 were 1.19% and 9.79%, respectively, compared with 1.02% and 8.58%, respectively, for the third quarter of 2004.  Annualized returns on average assets and average stockholders equity for the nine months ended September 30, 2005 were 1.08%, and 8.97%, respectively, as compared with 1.07% and 8.99% for the nine months ended September 30, 2004.

Total loans were $201.5 million at September 30, 2005, compared to $192.9 million at September 30, 2004, an increase of 4.5%.  Deposits totaled $238.4 million at September 30, 2005, compared to $244.7 million at September 30, 2004, a decrease of 3.0%.  Certain large public funds certificates of deposits matured during 2005 and the Company’s excess liquidity position did not require the renewal of the CDs.  Total assets were $278.0 million at September 30, 2005, a 1.0% decline from $280.8 million at September 30, 2004.

Stockholders’ equity was $33.4 million at September 30, 2005, compared to $32.8 million at September 30, 2004, an increase of 1.7%.  Book value per share was $13.66 at September 30, 2005, compared to $13.41 at September 30, 2004, a 1.9% increase.

“The Bank’s strategic focus on loan growth during 2005 has met with success, despite the current rate environment and intense competition for quality credits”, commented Joseph Borgerding, President and Chief Executive Officer of the Company.

Mr. Borgerding’s recent election as President, Chief Executive Officer and a Director of the Company, completes the management-restructuring that included the addition of Ronald Baron as Chief Financial Officer in May 2005 and recent management changes to other key positions.  “The Board of Directors and management are very pleased with current performance results and we will stay focused on key performance objectives,” said Mr. Borgerding.  He continued, “I am truly honored to have the opportunity to work with an experienced group of senior officers and employees that are truly dedicated to providing quality service to our customers and communities.”

Net interest income for the third quarter of 2005 increased 5.3% to $2,629,000 compared to $2,496,000 for the third quarter of 2004.  For the nine-month period ended September 30, 2005, net interest income totaled $7,719,000, a 5.6% increase compared to $7,312,000 in the prior year period.

Non-interest income for the third quarter was $515,000, compared to $538,000 for the third quarter of 2004, a 4.3% decrease.  The majority of the decline was from a lower level of fees collected in checking account overdraft fees and lower income from bank-owned life insurance.  Partially offsetting this decline was an increase in deposit account service charges, ATM fees, and other fees.  For the year-to-date period through September 30, 2005, non-interest income was $1,514,000, compared to $1,422,000 for the same period in 2004, an increase of 6.5%.  When excluding gains on sale of investments, the sale of loans and the sale of fixed assets, net of losses on the sale of other real estate owned, the increase for the first nine months of 2005 is 11.9% over the first nine months of 2004.  The growth was seen in deposit account service fees, ATM fees, and income from the title company venture and BI Investments, a company offering non-deposit investment products to the Company’s customers.

Non-interest expense for the third quarter of 2005 totaled $2,009,000, a decrease of $80,000 or a 3.8% decline from $2,089,000 for the third quarter of 2004.  The favorable variance in the third quarter of 2005 over the same period in 2004 was attributable to management’s ongoing cost containment efforts.  For the nine months ended September 30, 2005, non-interest expense totaled $6,048,000, compared to $5,905,000, or a 2.4% increase, from the nine months ended September 30, 2004.  A number of factors were attributable to the modest increase of expenses in 2005 over the prior year.  Changes in senior positions within the Company and the resulting adjustments to certain benefit accruals caused compensation costs to be nearly flat in 2005 versus 2004.  Facilities and equipment costs were up 4.4% in the current year over 2004 due mostly to the costs associated with the opening of the Chester, Virginia branch in June 2004 and the Colonial Heights, Virginia branch in April 2005.  Lastly, costs associated with computer software and consulting fees surrounding the need for anti-terrorism transaction tracking systems and Sarbanes-Oxley Act reforms, along with higher insurance premiums and courier costs, contributed to the overall increase in costs.

Asset quality remained strong at September 30, 2005 as non-performing loans (delinquent payments over 90 days and non-accruing) were 0.61% of total loans, compared to 1.08% at September 30, 2004.  Non-performing loans as a percent of total assets were 0.44% at September 30, 2005, compared to 0.74% at September 30, 2004.  The Company’s ratio of loans past due 30 days or more, including past due non-accrual loans, to total loans, was 1.35% at September 30, 2005, compared to 0.97% at September 30, 2004.

The Company realized net recoveries of $51.0 thousand for the quarter ended September 30, 2005 as compared to net charged-off loans of $44.0 thousand for the quarter ended September 30, 2004.  Charged-off loans for the nine months ended September 30, 2005 totaled $1.3 million, compared to $444.0 thousand for the same period ended September 30, 2004.  Recoveries and additional provision to the allowance for the nine months ended September 30, 2005 was $369.0 thousand and $208.0 thousand, respectively.  This compares with $103.0 thousand and $40.0 thousand, respectively for the nine months ended September 30, 2004.

The Company’s allowance for loan losses decreased $75,000 thousand to $1,995,000 at September 30, 2005, or .99% of total loans, from $2,070,000, or 1.07% of total loans at September 30, 2004.  Management believes that the allowance at September 30, 2005 is sufficient given the status of delinquent loans and loans that have the potential to become problem loans, based upon the most currently available information.

Citizens Bank and Trust Company, was founded in 1873 and is the second oldest independent bank in Virginia. The bank has nine offices in the Counties of Amelia, Chesterfield, Nottoway and Prince Edward, along with one branch in the city of Colonial Heights. Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia and the Company’s stock trades on the OTC BB under the symbol “CZBT”.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2005, as filed with the Securities and Exchange Commission.